UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants to purchase common stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2024, SAB Biotherapeutics, Inc. (the “Company”) entered into a Controlled Equity Offering℠ Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (the “Agent”). In accordance with the terms of the Agreement, pursuant to the Prospectus Supplement (as defined below), the Company may offer and sell from time to time through or to the Agent, as sales agent, the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $20,000,000 (the “Placement Shares”). The Placement Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-271768) which was declared effective by the Securities and Exchange Commission (“SEC”) on May 17, 2023 and the related base prospectus included in the registration statement, as supplemented by the prospectus supplement dated January 26, 2024 (the “Prospectus Supplement”). The Company intends to use the net proceeds from the offering, if any, to support pipeline development and for general corporate and working capital purposes.

The Company is not obligated to sell any Placement Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market (“Nasdaq”), to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to the Agreement, an amount of 3.0% of the aggregate gross proceeds from each sale of Placement Shares.

The offering of the Placement Shares pursuant to the Agreement will terminate upon the termination of the Agreement as permitted therein. The Agreement may be terminated at any time by either party upon ten days’ prior notice.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The opinion of the Company’s counsel regarding the validity of the Placement Shares that may be issued pursuant to the Agreement is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Controlled Equity Offering℠ Sales Agreement, dated as of January 26, 2024 by and between Cantor Fitzgerald & Co. and SAB Biotherapeutics, Inc.
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	January 26, 2024	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer